                                                                       EXHIBIT 1

                                     WARRANT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) SEPTEMBER 21, 2006, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SUBSCRIPTION AGREEMENT, DATED AS OF SEPTEMBER 21, 2006, BY AND AMONG THE CORPORATION AND THE INVESTORS REFERRED TO THEREIN (THE "SUBSCRIPTION AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SUBSCRIPTION AGREEMENT. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF THIS WARRANT.

                                     WARRANT
                           TO ACQUIRE COMMON SHARES OF
                           MITEL NETWORKS CORPORATION

Warrant No.: 2006-1
Number of Warrants: 15,000
Aggregate Purchase Price: $15,000,000
Date of Issuance: September 21, 2006

THIS CERTIFIES that, for value received, Wesley Clover Corporation (the "HOLDER"), the registered holder of this common share purchase warrant certificate (the "WARRANT"), is entitled to acquire (i) Common Shares (the "WARRANT SHARES") (such number to be determined and subject to adjustment as provided by the provisions hereof) in the capital of Mitel Networks Corporation (the "CORPORATION") on an Exercise Event and (ii) an IPO Warrant if the Exercise Event is an IPO Event.

Capitalized terms used herein have the meaning set forth in Section of this Warrant.

                                    ARTICLE 1
                               EXERCISE OF WARRANT

1.1 AUTOMATIC EXERCISE

This Warrant may only be exercised, and shall automatically be exercised (i) immediately prior to the closing of an IPO (an "IPO EVENT"); (ii) immediately prior to a sale of all or substantially all of the equity of the Corporation to a purchaser (a) on an all cash basis, or (b) for shares (or a mix of cash and shares) of the purchaser where such shares are publicly traded on one or more of the TSX, NASDAQ, or NYSE (a "CHANGE OF CONTROL EVENT"); (iii) immediately prior to a Fundamental Transaction (a "FUNDAMENTAL TRANSACTION EVENT"); or (iv) the date that is 24 months following First Tranche Closing Date (as defined in the Subscription Agreement) (the "WARRANT TERM"). The earliest to occur of an IPO Event, Change of Control Event, Fundamental Transaction Event or expiry of the Warrant Term shall be referred to herein as an "EXERCISE EVENT".

1.2 CONVERSION VALUE

On the occurrence of an Exercise Event the Holder will receive, without the payment by the Holder of any additional consideration, a number of fully-paid non-assessable Common Shares in respect of each Warrant held as is computed by the following formula:

         X =  Y
             ---
              Z

         where:

         X = the number of Warrant Shares that shall be issued to the Holder;

         Y = $1,000; and

         Z = the number determined as follows:

         (a) where the Exercise Event is an IPO:

             Z = the lesser of (1)(A) during the first 12 months of the Warrant Term, 85% of the US dollar price per Common Share being offered in the IPO, and (B) during the remaining 12 months of the Warrant Term, an additional 1 1/4% discount per month (to an additional maximum discount, in the aggregate, of 15%) of the US dollar price per Common Share being offered in the IPO and (2) $1.50.

         (b) where the Exercise Event is a Change of Control Event:

             Z = the lesser of (1)(A) during the first 12 months of
                 the Warrant Term, 85% of the Change of Control Price, and (B) during the remaining 12 months of the Warrant Term, an additional 1 1/4% discount per month (to an additional maximum discount, in the aggregate, of 15%) of the Change of Control Price and (2) $1.50.

         (c) where the Exercise Event is a Fundamental Transaction Event (that is not also a Change of Control Event) or the expiry of the Warrant Term:

             Z = $1.50.

1.3 IPO WARRANT

If the Exercise Event is an IPO Event, the Holder will also receive a warrant to purchase, at an exercise price per IPO Warrant Share equal to the US dollar price per Common Share being offered in the IPO, a number of IPO Warrant Shares equal to the number of Warrant Shares issued to the Holder upon exercise of this Warrant as set forth herein, substantially in the form set out in Schedule "A" (the "IPO WARRANT").

1.4 SHARE CERTIFICATES

As promptly as practicable after the Exercise Event and in any event within five
(5) Business Days, the Corporation shall issue and deliver to the Holder, or such Person as the Holder directs, a certificate or certificates for the Warrant Shares and, if the Exercise Event is an IPO Event, the IPO Warrant and at such time, the rights of the Holder with respect to this Warrant which have been exercised as such shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares (and IPO Warrants, if applicable) shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares (and IPO Warrants, if applicable) represented thereby.

1.5 FRACTIONAL COMMON SHARES

No fractional Common Shares shall be issued upon exercise of this Warrant. If any fractional interest in a Common Share would, except for the provisions of this Section 1.5, be deliverable upon the exercise of this Warrant, the Corporation shall, in lieu of delivering the fractional Common Shares therefor satisfy the right to receive such fractional interest by rounding up the number of Warrant Shares to the nearest whole number.

1.6 COMMON SHARES TO BE RESERVED

The Corporation covenants and agrees that all Warrant Shares issuable upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable.

1.7 NO ISSUANCE CHARGE

The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder.

1.8 REPLACEMENT

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and an indemnity in form and substance satisfactory to the Corporation, the Corporation will issue to the Holder, at no charge to the Holder, a replacement Warrant (containing the same terms and conditions as this Warrant).

1.9 EXPIRY

On an Exercise Event, all rights under this Warrant will wholly cease and terminate. This Warrant thereafter will be void and of no effect.

                                   ARTICLE 2
                     ADJUSTMENTS TO NUMBER OF WARRANT SHARES

2.1 ADJUSTMENTS FOR STOCK SPLITS

Immediately following the occurrence of any one or more Stock Splits occurring at any time prior to the Expiry Date, the number of Warrant Shares which the Holder shall receive upon exercise of this Warrant shall be adjusted at the same time by multiplying the number by a fraction:

      (a) the numerator of which is the number of Common Shares issued and outstanding immediately after the Stock Split; and

      (b) the denominator of which is the number of Common Shares issued and outstanding immediately before the Stock Split.

2.2 ADJUSTMENTS FOR CAPITAL REORGANIZATIONS

If and whenever at any time prior to the Expiry Date, the Common Shares are changed into the same or a different number of shares of any class or series, whether by capital reorganization, reclassification or otherwise (other than a Stock Split), or upon a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other that is not also a Change of Control Event or Fundamental Transaction, the Holder shall thereafter be entitled to receive and shall accept in lieu of the number of Warrant Shares, as then constituted, to which the Holder was previously entitled to receive upon exercise of this Warrant, the number of shares or other securities or property of the Corporation or of the company resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation or merger, if the Holder had been the registered holder of the number of Common Shares to which the Holder was previously entitled upon due exercise of this Warrant if such event were an expiry of the Warrant Term; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder of this Warrant may be entitled upon the exercise of this Warrant thereafter.

2.3 OTHER DISTRIBUTIONS

In the event the Corporation declares a distribution payable in securities (other than securities of the Corporation), evidence of indebtedness issued by the Corporation or other persons or assets

(excluding cash dividends paid in the ordinary course of business) then, in each such case for the purpose of this Section 2.3, the Holder shall be entitled upon exercise of this Warrant to a proportionate share of any such distribution as though it were the holder of the number of Common Shares into which this Warrant would have been exercisable as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution if such event were an expiry of the Warrant Term.

2.4 NO IMPAIRMENT

The Corporation will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant, but will at all times in good faith assist in the carrying out of all the provisions of Article 2 and in the taking of any action necessary or appropriate in order to protect the rights of the Holder against impairment.

2.5 RESERVATION OF COMMON SHARES

      (a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, such number of Warrant Shares as from time to time is sufficient to effect the exercise of this entire Warrant, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the exercise in full of this Warrant, then the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.

      (b) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of the IPO Warrant, such number of IPO Warrant Shares as from time to time is sufficient to effect the exercise of the entire IPO Warrant, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the exercise in full of the IPO Warrant, then the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.

2.6 NO VOTING OR DIVIDEND RIGHTS

Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Corporation or any other matters or any rights whatsoever as a shareholder of the Corporation prior to the exercise of the Holder's rights to acquire Common Shares as provided for herein. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares hereunder until this Warrant shall have been exercised.

2.7 DISPUTES

If a dispute shall at any time arise with respect to adjustments in the number of Warrant Shares issuable upon exercise of this Warrant, such dispute shall be conclusively determined by a firm of independent chartered accountants as may be selected by the board of directors of the Corporation and any such determination shall be binding upon the Corporation and the Holder. Such firm of independent chartered accountants shall be provided access to all necessary records of the Corporation. If any such determination is made, the Corporation shall deliver a certificate to the Holder describing such determination.

2.8 FURTHER ADJUSTMENT PROVISIONS

If, at any time as a result of an adjustment made pursuant to this Article 2, the Holder becomes entitled to receive any shares or other securities of the Corporation other than Common Shares upon exercise, the conversion ratio in respect of such other shares or securities (if such other shares or securities are by their terms convertible securities) will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions contained in this
Article 2, and the remaining provisions of this Article 2 will apply mutatis mutandis to any such other shares or securities.

2.9 OTHER EVENTS

If any change in the outstanding Common Shares or any other event occurs as to which the anti-dilution provisions of this Article 2 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Holder in accordance with such provisions, then the board of directors of the Corporation shall make an adjustment in the number or class of shares to be issued pursuant to the exercise of this Warrant, or the application of such provisions, so as to protect such rights of the Holder as aforesaid. The adjustment shall be such as will give the Holder, upon exercise, the total number, class and kind of shares as it would have owned had this Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

2.10 CUMULATIVE ADJUSTMENTS

The adjustments provided for in this Article 2 are cumulative and shall apply to successive Stock Splits, capital reorganizations, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Article 2; provided that notwithstanding any other provision of this Article 2, (i) no adjustment of the number of Warrant Shares, as then constituted, issuable shall be required, unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares, as then constituted, issuable, and (ii) any adjustments which by reason of this Section
2.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If the Corporation sets a record date to determine the holders of its Warrant Shares for the purpose of any event which would result in an adjustment to the number of Warrant Shares issuable upon exercise of this Warrant and shall thereafter and before the completion of such event legally abandon its plan to do so, then no adjustment in the number of Warrant Shares to which the Holder is entitled pursuant to exercise of this Warrant shall be required by reason of the setting of such record date.

2.11 NOTICE OF ADJUSTMENT

Upon any adjustment of the number or kind of securities into which this Warrant is exercisable, the Corporation shall give written notice thereof to the Holder, which notice shall state the number of Warrant Shares or other securities subject to this Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder, there shall be transmitted promptly to the Holder a statement of a firm of independent chartered accountants to the effect that such firm concurs in the Corporation's calculation of the change.

2.12 NOTICE OF SPECIAL MATTERS

The Corporation covenants that, so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Article 2 which may give rise to an adjustment in the number of Warrant Shares issuable upon exercise of this Warrant, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than ten (10) Business Days prior to the applicable record date.

                                   ARTICLE 3
                             LIMITATION ON TRANSFER

3.1 LIMITATIONS ON TRANSFER

This Warrant, the Warrant Shares or any interest therein or portion thereof shall be fully transferable, in whole or in part, at any time and from time to time, subject to applicable securities laws, the Corporation's articles and the terms and conditions of the Shareholders' Agreement.

3.2 TRANSFER LEGEND

Each certificate representing (i) this Warrant, (ii) the Warrant Shares, (iii) any other securities issued in respect of the Warrant Shares, upon any Stock Split, stock dividend, capital reorganization, merger, consolidation or similar event, shall (unless such securities have been qualified for distribution and resale under applicable securities laws) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable securities laws and pursuant to the Shareholders' Agreement):

      "UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE SUCH SECURITIES

      BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [THE DISTRIBUTION DATE], AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

      THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SUBSCRIPTION AGREEMENT, DATED AS OF SEPTEMBER 21, 2006 , BY AND AMONG THE CORPORATION AND THE INVESTORS REFERRED TO THEREIN (THE "SUBSCRIPTION AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SUBSCRIPTION AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF-, BY AND AMONG THE CORPORATION AND THE INVESTORS (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF THIS WARRANT."

                                   ARTICLE 4
                            WARRANTIES AND COVENANTS

4.1 GENERAL COVENANTS, RESPONSIBILITIES AND WARRANTIES OF THE CORPORATION

      (a) The Corporation represents and warrants that it is duly authorized to enter into and perform its obligations under this Warrant.

      (b) The Corporation shall at all times reserve and keep available free from pre-emptive rights, out of the aggregate of its authorized unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Common Shares upon exercise of this Warrant and the IPO Warrant, the full number of Warrant Shares and IPO Warrant Shares deliverable upon the exercise thereof.

      (c) The Corporation covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid and non-assessable.

      (d) In the event that the Common Shares are listed or quoted for trading on any stock exchange or quotation system, the Corporation shall use its commercially reasonable best efforts to cause all Warrant Shares issued upon exercise of this Warrant to be listed for trading on each such exchange.

      (e) The Corporation represents and warrants that all necessary corporate actions have been done and performed to create this Warrant and to make this Warrant a legal, valid and binding obligation of the Corporation. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant.

      (f) The Corporation will direct its transfer agent to, or if the Corporation serves as its own transfer agent, the Corporation shall, issue share certificates representing the number of Warrant Shares issuable upon exercise of this Warrant and subject to adjustment as set forth herein within five (5) Business Days of such exercise.

      (g) The Corporation represents and warrants that the issuance, execution and delivery of this Warrant does not, and the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Corporation's articles, by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Corporation, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Corporation is a party or by which the Corporation or any of it assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity other than such consent or approval that has already been obtained.

4.2 PAYMENT OF TAXES AND DUTIES

The Corporation shall pay all expenses in connection with, and all taxes including all applicable stamp, registration, bank transaction and Other Taxes (other than income tax and capital gains tax eligible on the income of the Holder), if any, and all other governmental charges that may be properly imposed on the Corporation in respect of the issue or delivery of Warrant Shares issuable upon the exercise of this Warrant, and shall indemnify and hold the Holder or its affiliates harmless from any taxes, interest and penalties which may become payable by the Holder or its affiliates as a result of the failure or delay by the Corporation to pay such taxes specified above. For the purposes hereof, "OTHER TAXES" means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges or similar levies in respect of the issue or delivery of the Warrant Shares issuable upon exercise of this Warrant.

                                   ARTICLE 5
                             RULES OF INTERPRETATION

5.1 DEFINITIONS

Whenever used in this Warrant, the following words and terms shall have the meanings set out below:

"BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario, are open for commercial banking business during normal banking hours;

"CHANGE OF CONTROL PRICE" shall be equal to the US dollar price per Common Share paid in cash or shares (or a mix of cash and shares) to the holders of Common Shares in a Change of Control

Event; and if any portion of the price is paid in shares, such shares shall be valued at the last closing price of such shares immediately prior to the Change of Control Event on the principal exchange on which such shares are listed;

"COMMON SHARES" means the common shares in the capital of the Corporation;

"EXERCISE EVENT" has the meaning set forth in Section 1.1;

"EXPIRY DATE" means the occurrence of an Exercise Event;

"FUNDAMENTAL TRANSACTION" means (a) that the Corporation shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) or amalgamate with another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation to another Person, or (iii) allow another Person to make, or fail to prevent another Person from making, a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Common Shares (not including any Common Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or plan of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (b) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and the Matthews Persons, collectively, "beneficially owning" (within the meaning of Rule 13d-3 under the United States Securities and Exchange Act of 1934), directly or indirectly, in the aggregate less than 115,000,000 of the issued and outstanding shares in the capital of the Corporation (subject to appropriate adjustments for share dividends, share splits, recapitalizations, combinations, reverse share splits or other similar events occurring after April 27, 2005), in each case calculated on an as-if-converted to Common Shares basis; and "MATTHEWS PERSONS" means the immediate family of Terence H. Matthews and any "person" or "group" under
Section 13(d)(3) of the United States Securities and Exchange Act of 1934 that is controlled solely by Terence H. Matthews or his immediate family, any beneficiary of the estate of Terence H. Matthews or his immediate family or any trust or partnership controlled by any of the foregoing. For greater certainty, a Fundamental Transaction does not include a Change of Control Event;

"IPO" means any initial public offering in which the Common Shares are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange or the NASDAQ Global Market System;

"IPO WARRANT" means a warrant substantially in the form attached as Schedule
"A";

"IPO WARRANT SHARES" means the Common Shares issued or issuable upon the exercise of the IPO Warrants;

"PARTIES" means the Holder and the Corporation;

"PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;

"SHAREHOLDERS' AGREEMENT" means the shareholders' agreement dated April 23, 2004 among the Corporation, the Holder and certain other parties, as amended; and

"STOCK SPLIT" means:

      (a) the issuance of Common Shares as a dividend or other distribution on outstanding Common Shares;

      (b) the subdivision of outstanding Common Shares into a greater number of Common Shares; or

      (c) the combination of outstanding Common Shares into a smaller number of Common Shares; and

5.2 CERTAIN RULES OF INTERPRETATION

In this Warrant:

      (a) CURRENCY - Unless otherwise specified, all references to money amounts are to lawful currency of the United States.

      (b) GOVERNING LAW - This Warrant is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Subject to Section 2.7, any action, suit or proceeding arising out of or relating to this Warrant shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

      (c) HEADINGS - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Warrant.

      (d) NUMBER AND GENDER - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

      (e) TIME - Time is of the essence in the performance of the Parties' respective obligations under this Warrant.

      (f) TIME PERIODS - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

      (g) BUSINESS DAYS - If any payment is required to be made or other action is required to be taken pursuant to this Warrant on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

      (h) INCLUDING - Where the word "including" or "includes" is used in this Warrant, it means "including (or includes) without limitation".

      (i) NO STRICT CONSTRUCTION - The language used in this Warrant is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

      (j) SEVERABILITY - If, in any jurisdiction, any provision of this Warrant or its application to the Corporation or the Holder or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Warrant and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to the other party or other circumstances.

5.3 LANGUAGE

The Parties hereby confirm their express wish that this Warrant be drawn up in the English language. Les parties reconnaissent leur volonte expresse que le present certificat soit redige en langue anglaise.

                            [Signature page follows.]

IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by a duly authorized officer.

DATED this 21st day of September, 2006.

                                       MITEL NETWORKS CORPORATION

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                    [SIGNATURE PAGE TO WARRANT CERTIFICATE]

                                   SCHEDULE A

                                   IPO WARRANT


UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SUBSCRIPTION AGREEMENT, DATED AS OF o, 2006, BY AND AMONG THE CORPORATION AND THE INVESTORS REFERRED TO THEREIN (THE "SUBSCRIPTION AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SUBSCRIPTION AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF o, 2006, BY AND AMONG THE CORPORATION AND THE INVESTORS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF THIS WARRANT.


                                     WARRANT
                           TO ACQUIRE COMMON SHARES OF
                           MITEL NETWORKS CORPORATION

Warrant No.:  o
Exercise Price:  o
Date of Issuance:  o

THIS CERTIFIES that, for value received, o (the "HOLDER"), the registered holder of this common share purchase warrant certificate (the "WARRANT"), is entitled to purchase o Common Shares (the "WARRANT SHARES") (such maximum number to be subject to adjustment as provided by the provisions hereof) in the capital of Mitel Networks Corporation (the "CORPORATION"), at the Exercise Price.

Capitalized terms used herein have the meaning set forth in Section 5.1 of this Warrant.

                                   ARTICLE 1
                               EXERCISE OF WARRANT

1.1      ELECTION TO EXERCISE

The right to purchase Common Shares evidenced by this Warrant may be exercised by the Holder at any time and from time to time commencing on the date of completion of an IPO and ending at 5:00 p.m. (Ottawa time) on the date that is eighteen months following completion of an IPO (the "EXERCISE PERIOD"), in whole or in part and in accordance with the provisions hereof, by (i) delivery of an election to exercise notice in the form substantially the same as that attached hereto as Schedule A (the "ELECTION TO EXERCISE Form") or a net issuance notice in the form substantially the same as that attached hereto as Schedule B (the "NET ISSUANCE ELECTION FORM") properly completed and executed, for the number of Common Shares therein specified, and (ii) unless the Holder elects to use the Net Issuance Form, payment to the Corporation of the Exercise Price, in cash, certified cheque or bank draft, in respect of each Warrant Share issuable upon such exercise. The Election to Exercise Form or Net Issuance Form, as the case may be, and Exercise Price in respect of each exercise, if applicable, must be received by the Corporation during the Exercise Period at its principal office at: Mitel Networks Corporation, 350 Legget Drive, Kanata, Ontario, K2K 2W7, Fax: (613) 592-7813, Attention: Secretary, or such other address in Canada as may be notified in writing by the Corporation (the "EXERCISE LOCATION").

1.2      EXERCISE

The Corporation shall, on the date it receives a duly executed Election to Exercise Form and payment in full of the Exercise Price in respect of each exercise of this Warrant or the Net Issuance Form (the "EXERCISE DATE"), issue the Warrant Shares underlying the portion of the Warrant duly exercised as fully paid and non-assessable common shares.

1.3      EXERCISE PRICE

Upon exercise of this Warrant in whole or in part under the Election to Exercise Form, the Holder will be entitled to purchase, at the US dollar price per Common Share being offered in the IPO (the "EXERCISE PRICE"), the number of fully-paid non-assessable Warrant Shares set out on the cover page of this Warrant.

1.4      NET-ISSUANCE EXERCISE

At any time during the Exercise Period the Holder may elect to receive by delivery of a duly executed Net Issuance Form at the Exercise Location, without the payment by the Holder of any additional consideration, a number of fully-paid non-assessable Warrant Shares as is computed by the following formula:

                                  X = Y (A-B)
                                      ------
                                        A

        where

               X = the number of Warrant Shares that shall be issued to the Holder.

               Y = the number of Warrant Shares in respect of which the net issuance election is being made.

               A = the "FAIR MARKET VALUE" (as defined herein) of one Common Share as at the time the net issuance election is made.

               B =  the Exercise Price.

1.5      SHARE CERTIFICATES

As promptly as practicable after the Exercise Date and in any event within five
(5) Business Days, upon the due and valid exercise of the Warrant, the Corporation shall issue and deliver to the Holder, or such Person as the Holder directs, a certificate or certificates for the Warrant Shares. To the extent permitted by law, such exercise shall be deemed to have been effected immediately prior to 5:00 p.m. (Ottawa time) on the Exercise Date, and at such time, the rights of the Holder with respect to this Warrant which have been exercised as such shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby.

1.6      FRACTIONAL COMMON SHARES

No fractional Common Shares shall be issued upon exercise of this Warrant. If any fractional interest in a Common Share would, except for the provisions of this Section 1.6, be deliverable upon the exercise of this Warrant, the Corporation shall, in lieu of delivering the fractional Common Shares therefor satisfy the right to receive such fractional interest by rounding up the number of Common Shares to the nearest whole number.

1.7      COMMON SHARES TO BE RESERVED

The Corporation covenants and agrees that all Warrant Shares issuable upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable.

1.8      NO ISSUANCE CHARGE

The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder.

1.9      REPLACEMENT

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and an indemnity in form and substance satisfactory to the Corporation, the Corporation will issue to the Holder, at no charge to the Holder, a replacement Warrant (containing the same terms and conditions as this Warrant).

1.10     EXPIRY

On the Expiry Date, all rights under this Warrant in respect of which the right of subscription and purchase provided for has not been exercised will wholly cease and terminate, and any unexercised portion of this Warrant will be void and of no effect.

                                   ARTICLE 2
                          ADJUSTMENTS TO EXERCISE PRICE

2.1      ADJUSTMENTS FOR STOCK SPLITS

Immediately following the occurrence of any one or more Stock Splits occurring at any time prior to the Expiry Date, the Exercise Price in effect immediately prior to the occurrence of such event shall be adjusted such that the Exercise Price is equal to the product obtained by multiplying the Exercise Price immediately before the Stock Split by a fraction:

(a) the numerator of which is the number of Common Shares issued and outstanding immediately before the Stock Split; and

(b) the denominator of which is the number of Common Shares issued and outstanding immediately after the Stock Split.

The maximum number of Common Shares which the Holder is entitled to purchase for each Warrant issued under this Warrant shall also be adjusted at the same time by multiplying the number by the inverse of the fraction set out above.

2.2      ADJUSTMENTS FOR CAPITAL REORGANIZATIONS

If and whenever at any time prior to the Expiry Date, the Common Shares are changed into the same or a different number of shares of any class or series, whether by capital reorganization, reclassification or otherwise (other than a Stock Split), or upon a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other, in respect of any unexercised portion of this Warrant, the Holder shall thereafter be entitled to receive and shall accept in lieu of the number of Warrant Shares, as then constituted, to which the Holder was previously entitled to receive upon exercise of this Warrant, but for the same aggregate consideration payable therefore, the number of shares or other securities or property of the Corporation or of the company resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, if the Holder had been the registered holder of the number of Common Shares to which the Holder was previously entitled upon due exercise of this Warrant; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder of this Warrant may be entitled upon the exercise of this Warrant thereafter.

2.3      OTHER DISTRIBUTIONS

In the event the Corporation declares a distribution payable in securities (other than securities of the Corporation), evidence of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends paid in the ordinary course of business) then, in each such case for the purpose of this
Section 2.3, the Holder shall be entitled upon exercise of this Warrant to a proportionate share of any such distribution as though it were the holder of the number of Common Shares into which this Warrant were convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution.

2.4      NO IMPAIRMENT

The Corporation will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant, but will at all times in good faith assist in the carrying out of all the provisions of Article 2 and in the taking of any action necessary or appropriate in order to protect the rights of the Holder against impairment.

2.5      RESERVATION OF COMMON SHARES

The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, such number of Warrant Shares as from time to time is sufficient to effect the exercise of this entire Warrant, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the exercise in full of this Warrant, then the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.

2.6      NO VOTING OR DIVIDEND RIGHTS

Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Corporation or any other matters or any rights whatsoever as a shareholder of the Corporation prior to the exercise of the Holder's rights to purchase Common Shares as provided for herein. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

2.7      DISPUTES

If a dispute shall at any time arise with respect to adjustments in the number of Warrant Shares issuable upon exercise of this Warrant, such dispute shall be conclusively determined by a firm of independent chartered accountants as may be selected by the board of directors of the

Corporation and any such determination shall be binding upon the Corporation and the Holder. Such firm of independent chartered accountants shall be provided access to all necessary records of the Corporation. If any such determination is made, the Corporation shall deliver a certificate to the Holder describing such determination.

2.8      FURTHER ADJUSTMENT PROVISIONS

If, at any time as a result of an adjustment made pursuant to this Article 2, the Holder becomes entitled to receive any shares or other securities of the Corporation other than Common Shares upon surrendering this Warrant for exercise, the conversion ratio in respect of such other shares or securities (if such other shares or securities are by their terms convertible securities) will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Conversion Value contained in this Article 2, and the remaining provisions of this Article 2 will apply mutatis mutandis to any such other shares or securities.

2.9      OTHER EVENTS

If any change in the outstanding Common Shares or any other event occurs as to which the anti-dilution provisions of this Article 2 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Holder in accordance with such provisions, then the board of directors of the Corporation shall make an adjustment in the number or class of shares to be issued pursuant to the exercise of this Warrant, the Exercise Price or the application of such provisions, so as to protect such rights of the Holder as aforesaid. The adjustment shall be such as will give the Holder, upon exercise for the same aggregate Exercise Price, the total number, class and kind of shares as it would have owned had this Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

2.10     CUMULATIVE ADJUSTMENTS

The adjustments provided for in this Article 2 are cumulative and shall apply to successive Stock Splits, capital reorganizations, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Article 2; provided that notwithstanding any other provision of this Article 2, (i) no adjustment of the Exercise Price or number of Warrant Shares, as then constituted, purchasable shall be required, unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or the number of Warrant Shares, as then constituted, purchasable, and (ii) any adjustments which by reason of this Section 2.10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If the Corporation sets a record date to determine the holders of its Warrant Shares for the purpose of any event which would result in an adjustment to the number of Warrant Shares issuable upon exercise of this Warrant and shall thereafter and before the completion of such event legally abandon its plan to do so, then no adjustment in the number of Warrant Shares to which the Holder is entitled pursuant to exercise of this Warrant shall be required by reason of the setting of such record date.

2.11     NOTICE OF ADJUSTMENT

Upon any adjustment of the number or kind of securities into which this Warrant is exercisable, the Corporation shall give written notice thereof to the Holder, which notice shall state the number of Warrant Shares or other securities subject to this Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder, there shall be transmitted promptly to the Holder a statement of a firm of independent chartered accountants to the effect that such firm concurs in the Corporation's calculation of the change.

2.12     NOTICE OF SPECIAL MATTERS

The Corporation covenants that, so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Article 2 which may give rise to an adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than ten (10) Business Days prior to the applicable record date.

                                   ARTICLE 3
                             LIMITATION ON TRANSFER

3.1      LIMITATIONS ON TRANSFER

This Warrant, the Warrant Shares or any interest therein or portion thereof shall be fully transferable, in whole or in part, at any time and from time to time, subject to applicable securities laws and any lockup agreement between the Holder and the Corporation.

3.2      TRANSFER LEGEND

Each certificate representing (i) this Warrant, (ii) the Warrant Shares, (iii) any other securities issued in respect of the Warrant Shares, upon any Stock Split, stock dividend, capital reorganization, merger, consolidation or similar event, shall (unless such securities have been qualified for distribution and resale under applicable securities laws) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable securities laws):

         UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [THE DISTRIBUTION DATE], AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SUBSCRIPTION AGREEMENT, DATED AS OF o , BY AND AMONG THE CORPORATION AND THE INVESTORS REFERRED TO THEREIN (THE "SUBSCRIPTION AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SUBSCRIPTION AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF o , BY AND AMONG THE CORPORATION AND THE INVESTORS (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF THIS WARRANT."

                                   ARTICLE 4
                            WARRANTIES AND COVENANTS

4.1      GENERAL COVENANTS, RESPONSIBILITIES AND WARRANTIES OF THE CORPORATION

         (a) The Corporation represents and warrants that it is duly authorized to enter into and perform its obligations under this Warrant.

         (b) The Corporation shall at all times reserve and keep available free from pre-emptive rights, out of the aggregate of its authorized unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Common Shares upon exercise of this Warrant, the full number of Warrant Shares deliverable upon the exercise thereof.

         (c) The Corporation covenants that all Warrant Shares which may be issued upon exercise of this Warrant and payment therefor will, upon issue, be fully paid and non-assessable.

         (d) In the event that the Common Shares are listed or quoted for trading on any stock exchange or quotation system, the Corporation shall use its commercially reasonable best efforts to cause all Warrant Shares issued upon exercise of this Warrant to be listed for trading on each such exchange.

         (e) The Corporation represents and warrants that all necessary corporate actions have been done and performed to create this Warrant and to make this Warrant a legal, valid and binding obligation of the Corporation. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant.

         (f) The Corporation will give written notice of the issue of the Warrant Shares upon the exercise of this Warrant, in such detail as may be required, to each securities commission or similar regulatory authority in each applicable jurisdiction in Canada in which there is legislation or regulations requiring the giving of any such notice.

         (g) The Corporation will direct its transfer agent to, or if the Corporation serves as its own transfer agent, the Corporation shall, issue share certificates representing the number of Warrant Shares issuable upon exercise of this Warrant as evidenced by a duly executed Election Exercise Form or Net Issuance Form, and subject to adjustment as set forth herein within five (5) Business Days of receipt of such form by the Corporation.

         (h) The Corporation represents and warrants that the issuance, execution and delivery of this Warrant does not, and the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Corporation's articles, by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Corporation, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Corporation is a party or by which the Corporation or any of it assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity other than such consent or approval that has already been obtained.

4.2      PAYMENT OF TAXES AND DUTIES

The Corporation shall pay all expenses in connection with, and all taxes including all applicable stamp, registration, bank transaction and Other Taxes (other than income tax and capital gains tax eligible on the income of the Holder), if any, and all other governmental charges that may be properly imposed on the Corporation in respect of the issue or delivery of Warrant Shares issuable upon the exercise of this Warrant, and shall indemnify and hold the Holder or its affiliates harmless from any taxes, interest and penalties which may become payable by the Holder or its affiliates as a result of the failure or delay by the Corporation to pay such taxes specified above. For the purposes hereof, "OTHER TAXES" means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges or similar levies in respect of the issue or delivery of the Warrant Shares issuable upon exercise of this Warrant.

                                   ARTICLE 5
                             RULES OF INTERPRETATION

5.1      DEFINITIONS

Whenever used in this Warrant, the following words and terms shall have the meanings set out below:

"BUSINESS DAY" means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario, are open for commercial banking business during normal banking hours;

"COMMON SHARES" means the common shares in the capital of the Corporation;

"EXPIRY DATE" means eighteen months following completion of an IPO;

"FAIR MARKET VALUE" means:

         (a) if traded on one or more securities exchanges or markets, the volume weighted average trading price on the securities exchange where the majority of the trading volume and value of the listed securities occurs, for the five trading days immediately preceding the relevant date; or

         (b) if there is no active public market, the fair market value of such securities as determined in good faith by the Board of Directors, but no discount or premium is to be applied to their valuation on the basis of the securities constituting a minority block or a majority block of securities;

"IPO" means any initial public offering in which the Common Shares are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, New York Stock Exchange or the NASDAQ Global Market System;

"PARTIES" means the Holder and the Corporation;

"PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; and

 "STOCK SPLIT" means:

         (a) the issuance of Common Shares as a dividend or other distribution on outstanding Common Shares;

         (b) the subdivision of outstanding Common Shares into a greater number of Common Shares; or

         (c) the combination of outstanding Common Shares into a smaller number of Common Shares.

5.2      CERTAIN RULES OF INTERPRETATION

In this Warrant:

         (a) CURRENCY -- Unless otherwise specified, all references to money amounts are to lawful currency of the United States.

         (b) GOVERNING LAW -- This Warrant is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Subject to Section 2.7, any action, suit or proceeding arising out of or relating to this Warrant shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

         (c) HEADINGS -- Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Warrant.

         (d) NUMBER AND GENDER -- Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         (e) TIME -- Time is of the essence in the performance of the Parties' respective obligations under this Warrant.

         (f) TIME PERIODS -- Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

         (g) BUSINESS DAYS -- If any payment is required to be made or other action is required to be taken pursuant to this Warrant on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

         (h) INCLUDING -- Where the word "including" or "includes" is used in this Warrant, it means "including (or includes) without limitation".

         (i) NO STRICT CONSTRUCTION -- The language used in this Warrant is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

         (j) SEVERABILITY -- If, in any jurisdiction, any provision of this Warrant or its application to the Corporation or the Holder or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Warrant and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to the other party or other circumstances.

5.3      LANGUAGE

The Parties hereby confirm their express wish that this Warrant be drawn up in the English language. Les parties reconnaissent leur volonte expresse que le present certificat soit redige en langue anglaise.



                            [Signature page follows.]

IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by a duly authorized officer.


DATED this ____ day of _______________, 200o.



                                 MITEL NETWORKS CORPORATION


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:







                    [SIGNATURE PAGE TO WARRANT CERTIFICATE]

                                   SCHEDULE A

                              ELECTION TO EXERCISE


TO: MITEL NETWORKS CORPORATION

The undersigned, holder of the Warrant, hereby exercises the Warrant in respect of ____________ common shares of Mitel Networks Corporation (or such number of other securities or property to which such exercise entitles it in lieu thereof or in addition thereto in accordance with the provisions of the Warrant) on the terms specified in the Warrant.

The undersigned encloses the aggregate Exercise Price of $___________ in respect of this exercise.

The Warrant Shares (as this term is defined in the Warrant) subscribed for will be issued to the undersigned and certificate(s) representing the Warrant Shares will be mailed to the address set forth below.


        DATED this ___th day of _______________, 20 .



                                       [o]


                                       By:
                                          --------------------------------------
                                          Name: o
                                          Title: o


Print below the address in full of the Holder.

Address: [o]

Registration Instructions: [o]

                                   SCHEDULE B

                           NET ISSUANCE ELECTION FORM


TO: MITEL NETWORKS CORPORATION

The undersigned, holder of the Warrant hereby elects to receive, without payment by the undersigned of any additional consideration, _________ Warrant Shares (as that term is defined in the Warrant).

The Warrant Shares subscribed for will be issued to the undersigned and the certificate(s) representing the Warrant Shares will be mailed to the address set forth below.



        DATED this ___th day of _______________, 20 .



                                       [o]


                                       By:
                                           -------------------------------------
                                           Name: o
                                           Title: o


Print below the address in full of the Holder.


Address: [o]


Registration Instructions: [o]